EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)
David Massa
U.S. Bank National Association
100 Wall Street
New York, NY 10005
(212) 361-4386
(Name, address and telephone number of agent for service)
The E.W. Scripps Company
(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1223339 (I. R. S. Employer Identification No.)

312 Walnut Street, Suite 2800 Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

Debt Securities

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
     Comptroller of the Currency
     Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
     Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
     None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.*

7.	Report of Condition of the Trustee as of March 31, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 24th of October, 2006.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Jean Clarke
Jean Clarke
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2006
($000’s)

6/30/2006
Assets
Cash and Due From Depository Institutions	$7,250,783
Securities	38,280,379
Federal Funds	3,206,234
Loans & Lease Financing Receivables	138,643,464
Fixed Assets	1,738,725
Intangible Assets	11,772,884
Other Assets	11,661,480

Total Assets	$212,553,949

Liabilities
Deposits	$135,429,440
Fed Funds	9,690,491
Treasury Demand Notes	0
Trading Liabilities	370,355
Other Borrowed Money	32,369,084
Acceptances	0
Subordinated Notes and Debentures	6,909,696
Other Liabilities	6,518,843

Total Liabilities	$191,287,909

Equity
Minority Interest in Subsidiaries	$1,033,230
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,410,170

Total Equity Capital	$21,265,640

Total Liabilities and Equity Capital	$212,553,549
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association
By:	/s/ Jean Clarke
Assistant Vice President

Date: October 24, 2006

4